UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

______________

GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

______________

Delaware	000-24189	65-0488983
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV  89511

(Address of Principal Executive Office) (Zip Code)

(775) 583-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On May 26, 2009, we issued 4,000,000 shares of our common stock at a purchase price of $0.015 per share for gross proceeds of $60,000 to four (4) subscribers.  All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 26, 2009, we issued 3,550,000 shares of our common stock at a purchase price of $0.02 per share for gross proceeds of $71,000 to six (6) subscribers.  All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 26, 2009, we issued 7,000,000 shares of our common stock at a purchase price of $0.014 per share for gross proceeds of $100,000 to one (1) subscriber.  All of the securities were issued to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 26, 2009, we issued 3,550,000 shares of our common stock at a purchase price of $0.02 per share for gross proceeds of $71,000 to six (6) subscribers.  All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Effective January 25, 2009, we issued an aggregate of 7,400,000 common shares to three (3) U.S. individuals in settlement of wages owing.  All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Effective January 25, 2009, we issued an aggregate of 350,000 common shares to one (1) U.S. individual in connection with consulting fees.  All of the securities were issued to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	General Metals Raises $473,000 Via Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

By:	/s/ Stephen Parent
Stephen Parent President and Chief Executive Officer

Date:  June 1, 2009